Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hecla Mining Company of our report dated March 14, 2018 relating to the consolidated financial statements of Klondex Mines Ltd., which appears in the Current Report on Form 8-K of Hecla Mining Company filed on July 24, 2018.

/s/ PricewaterhouseCoopers LLP
Vancouver, British Columbia, Canada
February 25, 2019